Exhibit 10.18
Stock Option Grant Notice
Skilled Healthcare Group, Inc.
2007 Incentive Award Plan

Optionee's Tax ID #

Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), pursuant to its 2007 Incentive Award Plan (the “Plan”), hereby grants to you (“Employee”), an option to purchase the shares of the Company's Class A common stock, par value $0.001, as set forth below (“Option”) and subject to the terms and conditions contained in the Stock Option Agreement Terms and Conditions and the Plan.

Option Grant Date:
Total Shares Subject to the Option:
Exercise Price per Share:
Total Exercise Price:
Expiration Date**:

Type of Option:
Non-Qualified Stock Option as to all shares

Vesting Schedule**:
This Option will vest and become exercisable in increments on the following dates, provided you are still an employee on that date:

Shares	Vest Date

**This Option will not vest and the option exercise period will expire sooner than shown under certain circumstances, including your Termination of Employment. See the Stock Option Agreement Terms and Conditions.
You and the Company agree that this Option is granted under and governed by the terms and conditions of the Stock Option Agreement Terms and Conditions, the Plan and this Grant Notice, which together are a binding agreement. You acknowledge that you have read, understand and agree to be bound by the Stock Option Agreement Terms and Conditions, this Grant Notice and the Plan, including the provisions the vesting and termination of your Options, the exercise procedures, and the other restrictions contained therein.

SKILLED HEALTHCARE GROUP, INC.	EMPLOYEE
_________________________________	____________________________________

SKILLED HEALTHCARE GROUP, INC.
STOCK OPTION AGREEMENT TERMS AND CONDITIONS
These Stock Option Agreement Terms and Conditions constitute a part of the Stock Option Agreement, dated as of the date set forth on the Stock Option Grant Notice made a part hereof (the “Grant Notice”), concerning certain Options granted under the Skilled Healthcare Group, Inc. 2007 Incentive Award Plan (the “Plan”) by Skilled Healthcare Group, Inc., a Delaware corporation (the “Company”), to the employee of the Company (or a Subsidiary of the Company) listed on the Grant Notice (“Employee”). These Terms and Conditions and the Grant Notice are collectively referred to as this “Agreement.”
ARTICLE I
GENERAL
1.1     Defined Terms. Capitalized terms not specifically defined herein shall have the meanings specified in the Plan and the Grant Notice.
1.2     Incorporation of Terms of Plan. The Option is subject to the terms and conditions of the Plan and the Grant Notice, which are incorporated herein by reference.
GRANT OF OPTION
2.1     Grant of Option. In consideration of Employee's past and/or continued employment with or service to the Company or a Subsidiary and for other good and valuable consideration, effective as of the Option Grant Date set forth in the Grant Notice (the “Grant Date”), the Company irrevocably grants to Employee the Option to purchase any part or all of an aggregate of the number of shares of Class A common stock (“Common Stock”) set forth in the Grant Notice, upon the terms and conditions set forth in this Agreement and the Plan. [Unless designated as a Non-Qualified Stock Option in the Grant Notice, the Option shall be an Incentive Stock Option to the maximum extent permitted by law.]
2.2     Exercise Price. The exercise price of the shares of Common Stock subject to the Option shall be as set forth in the Grant Notice, without commission or other charge.
2.3     Consideration to the Company; No Employment Rights. In consideration of the grant of the Option by the Company, Employee agrees to render faithful and efficient services to the Company or any Subsidiary. Nothing in the Plan or this Agreement shall confer upon Employee any right to continue in the employ or service of the Company or any Subsidiary or shall interfere with or restrict in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Employee at any time for any reason whatsoever, with or without cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Employee.
PERIOD OF EXERCISABILITY
3.1     Commencement of Exercisability.
(a)    Subject to Sections 3.3, the Option shall become vested and exercisable in such amounts and at such times as are set forth in the Grant Notice.
(b)    No portion of the Option granted to an Employee that has not become vested and exercisable at the date of such Employee's Termination of Service shall thereafter become vested and exercisable, except as may be otherwise provided by the Administrator.
3.2    Duration of Exercisability. The installments provided for in the vesting schedule set forth in the Grant Notice are cumulative. Each such installment which becomes vested and exercisable pursuant to the vesting schedule set forth in the Grant Notice shall remain vested and exercisable until it becomes unexercisable under Section 3.3.
3.3    Expiration of Option. The Option may not be exercised to any extent by anyone after the first to occur of the following events:
(a)    The expiration of ten years from the Grant Date;
(b)    If this Option is designated as an Incentive Stock Option and Employee owned (within the meaning of Section 424(d) of the Code), at the time the Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any “subsidiary corporation” of the Company or any “parent corporation” of the Company (each within the meaning of Section 424 of the Code), the expiration of five years from the Grant Date;
(c)    The expiration of three months following the date of Employee's Termination of Service, unless such termination occurs by reason of Employee's death or disability; or
(d)    The expiration of one year following the date of Employee's Termination of Service by reason of Employee's death or disability.

For these purposes, disability shall have the meaning ascribe to it in Section 22(e)(3) of the Code. Employee acknowledges that an Incentive Stock Option exercised more than three months after Employee's Termination of Service, other than by reason of death or disability, will be taxed as a Non-Qualified Stock Option. Except as limited by requirements of Section 409A or Section 422 of the Code and regulations and rulings thereunder, the Administrator may extend the term of any outstanding Option in connection with any Termination of Service of the Employee, or amend any other term or condition of such Option relating to such a Termination of Service.
3.4    Special Tax Consequences. Employee acknowledges that, to the extent that the aggregate Fair Market Value (determined as of the time the Option is granted) of all shares of Common Stock with respect to which Incentive Stock Options, including the Option, are exercisable for the first time by Employee in any calendar year exceeds $100,000, the Option and such other options shall be Non-Qualified Stock Options to the extent necessary to comply with the limitations imposed by Section 422(d) of the Code. Employee further acknowledges that the rule set forth in the preceding sentence shall be applied by taking the Option and other “incentive stock options” into account in the order in which they were granted, as determined under Section 422(d) of the Code and the Treasury Regulations thereunder.
EXERCISE OF OPTION
4.1    Person Eligible to Exercise. Except as provided in Sections 5.2(b) and 5.2(c), during the lifetime of Employee, only Employee may exercise the Option or any portion thereof. After the death of Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Employee's personal representative or by any person empowered to do so under the deceased Employee's will or under the then applicable laws of descent and distribution.
4.2    Partial Exercise. Any exercisable portion of the Option or the entire Option, if then wholly exercisable, may be exercised in whole or in part at any time prior to the time when the Option or portion thereof becomes unexercisable under Section 3.3.
4.3    Manner of Exercise. The Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of the Company or the Secretary's designee all of the following prior to the time when the Option or such portion thereof becomes unexercisable under Section 3.3:
(a)    An Exercise Notice in writing stating that the Option or portion thereof is thereby exercised, such notice complying with all applicable rules established by the Company;
(b)    The receipt by the Company of full payment for the shares with respect to which the Option or portion thereof is exercised, including full payment of all applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4;
(c)    A bona fide written representation and agreement, in such form as is prescribed by the Company, signed by Employee or the other person then entitled to exercise such Option or portion thereof, stating that the shares of Common Stock are being acquired for Employee's own account, for investment and without any present intention of distributing or reselling said shares or any of them except as may be permitted under the Securities Act and then applicable rules and regulations thereunder and any other applicable federal or state law, and that Employee or other person then entitled to exercise such Option or portion thereof will indemnify the Company against and hold it free and harmless from any loss, damage, expense or liability resulting to the Company if any sale or distribution of the shares by such person is contrary to the representation and agreement referred to above. The Administrator may, in its absolute discretion, take whatever additional actions it deems appropriate to ensure the observance and performance of such representation and agreement and to effect compliance with the Securities Act and any other federal or state securities laws or regulations and any other applicable law. Without limiting the generality of the foregoing, the Administrator may require an opinion of counsel acceptable to it to the effect that any subsequent transfer of shares acquired on an Option exercise does not violate the Securities Act or any other federal or state securities laws, and may issue stop-transfer orders covering such shares. Share certificates evidencing Common Stock issued on exercise of the Option shall bear an appropriate legend referring to the provisions of this subsection (c) and the agreements herein. The written representation and agreement referred to in the first sentence of this subsection (c) shall, however, not be required if the shares to be issued pursuant to such exercise have been registered under the Securities Act and any other federal or state securities laws, as applicable, and such registration is then effective in respect of such shares; and
(d)    In the event the Option or portion thereof shall be exercised pursuant to Section 4.1 by any person or persons other than Employee, appropriate proof of the right of such person or persons to exercise the Option.
4.4    Method of Payment. Payment of the exercise price and any applicable withholding tax shall be by any of the following, or a combination thereof, at the election of the Employee:
(a)    cash;
(b)    check;

(c)    To the extent permitted under applicable laws, delivery of a notice that the Employee has placed a market sell order with a broker with respect to shares of Common Stock then issuable upon exercise of the Option, and the broker timely pays a sufficient portion of the net proceeds of the sale to the Company in satisfaction of the aggregate exercise price;
(d)    With the consent of the Administrator, such payment may be made, in whole or in part, through the surrender of shares of Common Stock then issuable upon exercise of the Option having a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof;
(e)    With the consent of the Administrator, such payment may be made, in whole or in part, through the delivery (actual or constructive through attestation) of shares of Common Stock, duly endorsed for transfer to the Company with a Fair Market Value on the date of Option exercise equal to the aggregate exercise price of the Option or exercised portion thereof; or
(f)    With the consent of the Administrator, any combination of the consideration provided in the foregoing paragraphs (a), (b), (c), (d) and (e). Notwithstanding the foregoing, payment in the manner specified above shall not be permitted to the extant that the Administrator determines that payment in such manner results in an extension or maintenance of credit or an arrangement for the extension of credit that is prohibited by Section 13K of the Exchange Act.
4.5    Conditions to Issuance of Stock Certificates. The shares of Common Stock deliverable upon the exercise of the Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. Such shares shall be fully paid and nonassessable. The Company shall not be required to issue or deliver any shares of Common Stock purchased upon the exercise of the Option or portion thereof prior to fulfillment of all of the following conditions:
(a)    The admission of such shares to listing on all stock exchanges and quotation systems on which the Common Stock is then listed;
(b)    The completion and maintenance of any registration or other qualification of such shares under any local, state, federal or foreign law or under rulings or regulations of the Securities and Exchange Commission or of any other local, state, federal or foreign governmental regulatory body, which the Administrator shall, in its absolute discretion, deem necessary or advisable;
(c)    The obtaining of any approval or other clearance from any local, state, federal or foreign governmental agency which the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)    The receipt by the Company of full payment for such shares, including payment of any applicable withholding tax, which may be in one or more of the forms of consideration permitted under Section 4.4; and
(e)    The lapse of such reasonable period of time following the exercise of the Option as the Administrator may from time to time establish for reasons of administrative convenience.
4.6    Additional Limitations on Payment, Settlement or Exercise of an Award. Employees may be required to comply with any timing or other restriction with respect to payment, settlement, or exercise of the Option, including a window-period limitation, as may be imposed in the discretion of the Administrator.
4.7    Rights as Stockholder. The Employee shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of the Option unless and until such shares shall have been issued by the Company to such Employee (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company or as evidenced by delivery of the stock certificates). No adjustment will be made for a dividend or other right for which the record date is prior to the date the shares are issued, except as provided in Section 11.3 of the Plan.
OTHER PROVISIONS
5.1    Administration. The Administrator shall have the power to interpret the Plan and this Agreement and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon Employee, the Company and all other interested persons. No member of the Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan, this Agreement or the Option. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan and this Agreement except with respect to matters which under Rule 16b-3 or Section 162(m) of the Code, or any regulations or rules issued thereunder, are required to be determined in the sole discretion of the Committee.
5.2    Option Not Transferable.
(a)    Subject to Section 5.2(b), the Option may not be sold, pledged, assigned or transferred in any manner other than by will or the laws of descent and distribution, unless and until the shares underlying the Option have been issued, and all restrictions applicable to such shares have lapsed. Neither the Option nor any interest or right therein shall be liable for the debts, contracts or engagements of Employee or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, hypothecation, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect, except to the extent that such disposition is permitted by the preceding sentence.
(b)    Notwithstanding any other provision in this Agreement, with the consent of the Administrator, the Option may be transferred pursuant to a DRO or to one or more Permitted Transferees, subject to the terms and conditions set forth in Section 11.1(b) of the Plan.
(c)    Unless transferred pursuant to a DRO or to a Permitted Transferee in accordance with Section 5.2(b), during the lifetime of Employee, only Employee may exercise the Option or any portion thereof. Subject to such conditions and procedures as the Administrator may require, the recipient of all or any portion of the Option pursuant to a DRO or a Permitted Transferee may exercise the Option or any portion thereof during Employee's lifetime; provided that no exercise may occur after the time when the Option becomes unexercisable under Section 3.3. After the death of Employee, any exercisable portion of the Option may, prior to the time when the Option becomes unexercisable under Section 3.3, be exercised by Employee's personal representative or by any person empowered to do so under the deceased Employee's will or under the then applicable laws of descent and distribution.
5.3    Restrictive Legends and Stop-Transfer Orders.
(a)    The share certificates or book entries evidencing the shares of Common Stock purchased hereunder shall be endorsed with any legends or marked with transfer restrictions that may be advisable under foreign, state or federal securities laws.
(b)    Employee agrees that, in order to ensure compliance with the restrictions referred to herein, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.
(c)    The Company shall not be required: (i) to transfer on its books any shares of Common Stock that have been acquired, sold or otherwise transferred in violation of any of the provisions of this Agreement, or (ii) to treat as owner of such shares of Common Stock or to accord the right to vote or pay dividends to any such person purchaser or other transferee to whom such shares shall have been so acquired, sold or transferred.
5.4    Shares to Be Reserved. The Company shall at all times during the term of the Option reserve and keep available such number of shares of Common Stock as will be sufficient to satisfy the requirements of this Agreement.
5.5    Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of the Secretary of the Company at the address of the Company's principal place of business and any notice to be given to Employee shall be addressed to Employee at the address given on the Grant Notice. By a notice given pursuant to this Section 5.5, either party may hereafter designate a different address for notices to be given to that party. Any notice which is required to be given to Employee shall, if Employee is then deceased, be given to the person entitled to exercise his or her Option pursuant to Section 4.1 by written notice under this Section 5.5. Any notice shall be deemed duly given when hand delivered or when sent by certified mail (return receipt requested) and deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service.
5.6    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.
5.7    Governing Law; Severability. This Agreement shall be administered, interpreted and enforced under the laws of the State of Delaware, without regard to the conflicts of law principles thereof. Should any provision of this Agreement be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
5.8    Conformity to Securities Laws. Employee acknowledges that the Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder, and all applicable state and foreign securities laws and regulations. Notwithstanding anything herein to the contrary, the Plan shall be administered, and the Option is granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and this Agreement shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
5.9    Amendments. This Agreement may not be modified or amended in any way that adversary affects Employee's rights hereunder except by an instrument in writing, signed by Employee and by a duly authorized representative of the Company.
5.10    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth in Section 5.2, this Agreement shall be binding upon Employee and his or her heirs, executors, administrators, successors and assigns.
5.11    Notification of Disposition. If this Option is designated as an Incentive Stock Option, Employee shall give prompt notice to the Company of any disposition or other transfer of any shares of Common Stock acquired under this Agreement if such disposition or transfer is made (a) within two years from the Grant Date with respect to such shares or (b) within one year after the transfer of such shares to him. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Employee in such disposition or other transfer.
5.12    Entire Agreement. The Plan and this Agreement (including the Grant Notice) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Employee with respect to the subject matter hereof.